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                                                                 Exhibit 10.1.2


                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE (this "Amendment"), made and entered into as of the _____ day of July, 2000, by and between CONCOURSE I, LTD., a Georgia limited partnership ("Landlord"), and SIMMONS COMPANY, a Delaware corporation ("Tenant");

                          W I T N E S S E T H   T H A T:

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (the "Lease") dated April 20, 2000 (the "Effective Date"), for certain premises in the building located at One Concourse Parkway, Atlanta, Georgia 30328 (the "Building"), consisting of approximately 43,080 rentable square feet of space (the "Premises");

         WHEREAS, Landlord and Tenant agree to expand the size of the Premises and evidence such expansion by means of this Amendment;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lease is hereby amended and the parties hereto do hereby agree as follows:

         1. EXPANSION OF PREMISES. Tenant shall lease from Landlord an additional 5,965 rentable square feet of space on the 7th floor of the Building, as shown on EXHIBIT "A" attached hereto and by this reference made a part hereof ("Expansion Space"), increasing the rentable square feet of the portion of the Premises on the seventh floor to 11,685, and the total rentable square feet of space in the Premises to 49,045. The foregoing expansion shall be effective on the Effective Date. Tenant's Share shall be increased to reflect such expansion.

         2. PART OF PREMISES. As of the Effective Date, the Expansion Space shall be part of the Premises for all purposes under the Lease, including, without limitation, for purposes of the Commencement Date and delivery of the Premises.

         3. RENAMING SEVENTH FLOOR PREMISES. The parties hereto agree that notwithstanding anything set forth in this Lease to the contrary, the portion of the Premises located on the seventh
                  (7th) floor of the Building shall be renamed and shall hereinafter be known as "Suite 770." Tenant's remaining Premises shall continue to be referenced as set forth in the Lease.



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4.       RENT.  Annual Rent and Monthly Rent are hereby adjusted as follows:

                        Monthly Rental
             Lease       Per Rentable
             Year          Sq. Foot          Annual Rental       Monthly Rental
             ----          --------          -------------       --------------
               1            $21.50           $1,054,467.50         $87,872.29
               2            $22.50            1,103,512.50          91,959.38
               3            $23.50            1,152,557.50          96,046.46
               4            $24.58            1,205,526.10         100,460.51
               5            $25.71            1,260,946.95         105,078.91
               6            $26.89            1,318,820.05         109,901.67
               7            $28.13            1,379,635.85         114,969.65
               8            $29.42            1,442,903.90         120,241.99
               9            $30.78            1,509,605.10         125,800.43
              10            $32.19            1,578,758.55         131,563.21
              11            $33.67            1,651,345.15         137,612.10

5. RIGHT OF FIRST REFUSAL. Tenant acknowledges and agrees that it was offered approximately 8,239 rentable square feet of the First Offer Space ("Offered Space") by Landlord, and that it elected to take only that portion of the Offered Space which represents the Expansion Space, therefore, Landlord shall have the right to lease the remainder of the Offered Space to any third party in accordance with the provisions of Special Stipulation 1, subsection (iii) of the Lease.

6. CONSTRUCTION SCHEDULE FOR PREMISES. The following shall be substituted for Subparagraphs 1 - 9 of Section 2.01 of EXHIBIT "C" to the Lease:

         "1. On or before July 19, 2000, Tenant's Architect shall have submitted to the applicable governmental authorities for permitting preliminary the Tenant Improvement Construction Documents which were prepared for pricing the Tenant Improvements.

         2. On or before July 19, 2000, Tenant's Architect shall have submitted to Landlord the final Tenant Space Plans in the form approved by Landlord.

         3. On or before July 26, 2000, Tenant's Architect shall prepare and deliver to Landlord the prepared Tenant Improvement Construction Documents.

         4. By the end of the second (2nd) full Working Day after receipt of the Tenant Improvement Construction Documents, Landlord shall review and resubmit the same to Tenant's Architect, either with Landlord's consent or comments thereto.

         5. By the end of the second (2nd) full Working Day after receipt of Landlord's comments to the Tenant Improvement Construction Documents, Tenant's





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                  Architect shall resubmit to Landlord the Tenant Improvement
                  Construction Documents with such changes or information as requested by Landlord.

         6. The process described in Section 2.01(4) and (5) shall continue until final approval by Landlord and Tenant and such documents shall constitute the final Tenant Improvement Construction Documents.

         7. Any approval or consent by Landlord of any items submitted by Tenant to and/or reviewed by Landlord pursuant to this Work Letter shall be deemed to be strictly limited to an acknowledgment of approval or consent by Landlord thereto and shall not imply or be deemed to imply any representation or warranty by Landlord that the design is safe or structurally sound or will comply with any legal or governmental requirements. Any deficiency, mistake or error in design (expressly excluding the engineering drawings), although the same has the consent or approval of Landlord, shall be the sole responsibility of Tenant, and Tenant shall be liable for all costs and expenses which may be incurred and all delays suffered in connection with or resulting from any such deficiency, mistake or error in design."

7. BROKERS. Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Hines Properties, Inc. who represented Landlord, and Julien J. Studley, Inc. who represented Tenant in the negotiating or making of this Amendment, and Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims, and losses, including reasonable attorneys' fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Amendment.

8. NO DEFAULT. Tenant hereby agrees that there are, as of the date hereof, regardless of the giving of notice or the passage of time, or both, no defaults or breaches on the part of Landlord or Tenant under the Lease.

9. CAPITALIZED TERMS. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

10. ENTIRE AGREEMENT. This Amendment represents the entire agreement between the parties hereto. Landlord and Tenant agree that there are no collateral or oral agreements or understandings between them with respect to the Premises or the Building. This Amendment supersedes all prior negotiations, agreements, letters or other statements with respect to Tenant's expansion and renewal of the Premises.



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         EXCEPT AS expressly amended and modified hereby, the Lease shall otherwise remain in full force and effect, the parties hereto hereby ratifying and confirming the same. To the extent of any inconsistency between the Lease and this Amendment, the terms of this Amendment shall control.



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         IN WITNESS WHEREOF, the undersigned parties have duly executed this
Amendment as of the day and year first above written.

TENANT:                     LANDLORD:

SIMMONS COMPANY,            CONCOURSE I, LTD., a Georgia limited
a Delaware corporation      partnership

By: /s/ William S. Creekmuir
    ---------------------------------
Name: William S. Creekmuir
      -------------------------------
Title: Executive Vice President & CFO
       ------------------------------

                            By: National Office Partners Limited Partnership, a Texas limited partnership, as agent and authorized representative for CALPERS, as the sole general partner of Concourse II, Ltd.

                                  By:   Hines Fund Management, L.L.C., a
                                        Delaware limited ability company,
                                        general partner

                                        By:    Hines Interest Limited
                                               Partnership, a Delaware
                                               limited partnership

                                        By:    Hines Holdings, Inc., a Texas
                                               corporation, its general
                                               partner

                                         By: /s/ Daniel MacEachron
                                             -----------------------------------
                                         Name: Daniel MacEachron
                                               ---------------------------------
                                         Its: Vice President
                                              ----------------------------------















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                                  EXHIBIT "A"

                             SUITE 770, AS EXPANDED
                             ----------------------

                     [To be provided by Management Company]